Exhibit 99.1

C/O American Stock Transfer 59 Maiden Lane New York, NY 10038	VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE SHAREHOLDER COMMUNICATIONS

If you would like to reduce the costs incurred by Internap Network Services Corporation in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access shareholder communications electronically in future years.

VOTE BY MAIL

Mark, sign, and date your proxy card and return it in the postage-paid envelope we have provided or return it to Internap Network Services Corporation, c/o ADP, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	INSC01	KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.
INTERNAP NETWORK SERVICES CORPORATION

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR	For	Against	Abstain
PROPOSAL 1	☐	☐	☐

PROPOSAL 1: To approve the issuance of shares of Internap common stock in the merger contemplated by the Agreement and Plan of Merger by and among Internap Network Services Corporation, Ivy Acquisition Corp., and VitalStream Holdings, Inc., and adopt the merger agreement.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR	For	Against	Abstain
PROPOSAL 2	☐	☐	☐

PROPOSAL 2: To adjourn the Special Meeting if a quorum is present, if necessary to solicit additional proxies if there are not sufficient votes in favor of Proposal 1.

Sign exactly as your name(s) appears on the stock certificate. If shares of stock stand of record in the names of two or more persons, or in the name of husband and wife, whether as joint tenants or otherwise, both or all of such persons should sign the proxy card. If shares of stock are held of record by a corporation, the proxy card should be executed by the President or Vice President and the Secretary or Assistant Secretary, and the corporate seal should be affixed thereto. Executors or administrators or other fiduciaries who execute the proxy card for a deceased stockholder should give their full title. Please date the proxy card.

Please indicate if you plan to attend this meeting	Yes ☐	No ☐

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

INTERNAP NETWORK SERVICES CORPORATION
PROXY SOLICITED BY THE BOARD OF DIRECTORS FOR THE
2006 SPECIAL MEETING OF STOCKHOLDERS

Revocable Proxy	COMMON STOCK
     The undersigned hereby appoints David Buckel and Dorothy An, and each of them, proxies, with full power of substitution, to act for and in the name of the undersigned to vote all shares of common stock of Internap Network Services Corporation (the “Company”) which the undersigned is entitled to vote at the Special Meeting of Stockholders of the Company, to be held on                     ,                     , 2007, at ___:00 _.m., Eastern Time, at 250 Williams Street, Atlanta, Georgia, and at any and all adjournments thereof, with all powers that the undersigned would possess if personally present, upon and in respect of the matters listed on the reverse side and in accordance with the instructions listed on the reverse side, with discretionary authority as to any and all other matters that may properly come before the meeting.
PROXY SOLICITED BY THE BOARD OF DIRECTORS
     This proxy card will be voted as directed. If no instructions are specified, this proxy card will be voted “FOR” each of the proposals listed on the reverse side of this proxy card. If any other business is presented at the special meeting, this proxy card will be voted by the proxies in their best judgment. At the present time, the board of directors knows of no other business to be presented at the annual meeting.
     The undersigned may elect to withdraw this proxy card at any time prior to its use by: (i) giving written notice to the Corporate Secretary, (ii) executing and delivering to the Corporate Secretary a duly executed proxy card bearing a later date or (iii) appearing at the annual meeting and voting in person.
     Please mark, date and sign exactly as your name appears on this proxy card. When shares are held jointly, both holders should sign. When signing as attorney, executor, administrator, trustee, guardian or custodian, please give your full title. If the holder is a corporation or a partnership, the full corporate or partnership name should be signed by a duly authorized officer.
PLEASE COMPLETE, DATE, SIGN AND MAIL THIS PROXY CARD IN THE ENCLOSED
POSTAGE-PAID ENVELOPE
(Continued, and to be signed and dated, on the reverse side)